EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP

(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

111 Tower Investors, Inc. (Minnesota)
Daimler Title Co. (Delaware)
DSL Service Company (California)
Eclipse Funding LLC (Delaware)
Elavon Canada Company (Canada)
Elavon European Holdings B.V. (Netherlands)
Elavon European Holdings C.V. (Netherlands)
Elavon Financial Services DAC (Ireland)
Elavon Latin American Holdings, LLC (Delaware)
Elavon Merchant Services Mexico, S. de R.L. de C.V. (Mexico)
Elavon Mexico Holding Company, S.A. de C.V. (Mexico)
Elavon Operations Company, S. de R.I. de C.V. (Mexico)
Elavon Puerto Rico, Inc. (Puerto Rico)
Elavon Services Company, S. de R.I. de C.V. (Mexico)
Elavon, Inc. (Georgia)
EuroConex Technologies Limited (Ireland)
Fairfield Financial Group, Inc. (Illinois)
First Bank LaCrosse Building Corp. (Wisconsin)
First LaCrosse Properties (Wisconsin)
Firstar Capital Corporation (Ohio)
Firstar Development, LLC (Delaware)
Firstar Realty, L.L.C. (Illinois)
Fixed Income Client Solutions LLC (Delaware)
FSV Payment Systems, Inc. (Delaware)
Galaxy Funding, Inc. (Delaware)
HTD Leasing LLC (Delaware)
HVT, Inc. (Delaware)
Integrated Logistics, LLC (Georgia)

MBS-UI Sub-CDE XVI, LLC (Delaware)

Mercantile Mortgage Financial Company (Illinois)
Midwest Indemnity Inc. (Vermont)
Mississippi Valley Company (Arizona)
MMCA Lease Services, Inc. (Delaware)
NILT, Inc. (Delaware)
NuMaMe, LLC (Delaware)
One Eleven Investors LLC (Delaware)
Park Bank Initiatives, Inc. (Illinois)
Pomona Financial Services, Inc. (California)
Pullman Park Development, LLC (Illinois)
Pullman Park Investment Fund I, LLC (Missouri)
Pullman Transformation, Inc. (Delaware)
Quasar Distributors, LLC (Delaware)
Quintillion Services Limited (Ireland)
RBC Community Development Sub 3, LLC (Delaware)
Red Sky Risk Services, LLC (Delaware)
RTRT, Inc. (Delaware)
SCBD, LLC (Delaware)
SCDA, LLC (Delaware)
SCFD LLC (Delaware)
Syncada Asia Pacific Private Limited (Singapore)
Syncada Canada ULC (Canada)
Syncada India Operations Private Limited (India)
Syncada LLC (Delaware)
Tarquad Corporation (Missouri)
The Miami Valley Insurance Company (Arizona)
TI Fleet Co. (Delaware)
TLT Leasing Corp. (Delaware)
TMTT, Inc. (Delaware)
U.S. Bancorp Asset Management, Inc. (Delaware)
U.S. Bancorp Community Development Corporation (Minnesota)
U.S. Bancorp Community Investment Corporation (Delaware)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)
U.S. Bancorp Insurance and Investments, Inc. (Wyoming)
U.S. Bancorp Insurance Company, Inc. (Vermont)
U.S. Bancorp Insurance Services of Montana, Inc. (Montana)
U.S. Bancorp Insurance Services, LLC (Wisconsin)
U.S. Bancorp Investments, Inc. (Delaware)
U.S. Bancorp Missouri Low-Income Housing Tax Credit Fund, L.L.C. (Missouri)
U.S. Bancorp Municipal Lending and Finance, Inc. (Minnesota)
U.S. Bancorp Service Providers LLC (Delaware)
U.S. Bank Global Fund Services (Cayman) Limited (Cayman Islands)
U.S. Bank Global Fund Services (Guernsey) Limited (Guernsey)
U.S. Bank Global Fund Services (Ireland) Limited (Ireland)
U.S. Bank Global Fund Services (UK) Limited (United Kingdom)
U.S. Bank National Association (a nationally chartered banking association)
U.S. Bank Trust Company, National Association (a nationally chartered banking association)
U.S. Bank Trust National Association (a nationally chartered banking association)
U.S. Bank Trust National Association SD (a nationally chartered banking association)
U.S. Bank Trustees Limited (United Kingdom)
USB Americas Holdings Company (Delaware)
USB Capital IX (Delaware)
USB European Holdings Company (Delaware)
USB Global Investments, LLC (Delaware)
USB Leasing LLC (Delaware)
USB Leasing LT (Delaware)
USB Nominees (UK) Limited (United Kingdom)
USB Realty Corp. (Delaware)
USB Security Data Services Limited (Ireland)
USBCDE, LLC (Delaware)
VT Inc. (Alabama)